Exhibit 8.1

[Letterhead of]

C R A V A T H,  S W A I N E  &  M O O R E  L L P

[New York Office]

December 10, 2009

Tax Opinion Regarding the Separation of Mead Johnson Nutrition Company

Ladies and Gentlemen:

We have acted as counsel for Bristol-Myers Squibb Company, a Delaware corporation (“BMS”), in connection with BMS’s offer to its shareholders to exchange BMS stock for stock of Mead Johnson Nutrition Company, a Delaware corporation (“MJN”), as described in a registration statement filed by MJN with the Securities and Exchange Commission (“SEC”) on Form S-4 (File No. 333-163126) under the Securities Act of 1933 (the “Registration Statement”). All capitalized terms used but not defined in this opinion shall have the meanings set forth in the draft dated as of December 9, 2009 of the Amended and Restated Tax Matters Agreement (the “TMA”) to be entered into between BMS and MJN. References to any agreement or document include all schedules and exhibits thereto.

The contemplated transaction (the “Transaction”) consists of the following steps:

(i)	On November 13, 2009, E.R. Squibb & Sons, L.L.C., a limited liability company wholly-owned by BMS (“ERS”), distributed all of its shares of MJN Capital Stock to BMS (the “Internal Spin-off”).

(ii)	On November 15, 2009, BMS publicly announced its offer to exchange BMS stock for MJN Capital Stock (the “Exchange Offer”) and MJN filed a registration statement with the Securities and Exchange Commission (“SEC”) on Form S-4 on November 16, 2009 under the Securities Act of 1933 (the “Registration Statement”). The Exchange Offer will expire on December 17, 2009, unless extended by BMS (the “Expiration Date”).

(iii)	On December 1, 2009, Mead Johnson & Company, a Delaware corporation wholly owned by MJN (“MJ&Co”), converted to

Mead Johnson & Company, LLC, a Delaware limited liability company (“MJ&Co LLC”), pursuant to Section 266 of the General Corporation Law of Delaware and Section 18-214 of the Delaware Limited Liability Company Act (the “MJ&Co Conversion”).

(iv)	On or shortly after the Expiration Date, BMS will convert all of its Class B common stock of MJN into Class A common stock of MJN (the “Recapitalization”).

(v)	Shortly after the Recapitalization, BMS will close the Exchange Offer by exchanging a portion or all of its shares of MJN Capital Stock for outstanding shares of BMS common stock tendered to it by BMS shareholders (the “External Split-off”).

(vi)	If BMS has not exchanged all of its shares of MJN Capital Stock in the External Split-off, BMS will distribute its remaining shares of MJN Capital Stock to its shareholders (the “Clean-up Distribution”).

At your request, and in connection with the Registration Statement and the TMA, we are rendering our opinion concerning certain U.S. Federal income tax consequences of the Transaction.

In rendering our opinion we have examined and relied, with your consent, on (i) the Registration Statement; (ii) the Separation Agreement; (iii) the TMA; (iv) BMS’s request to the IRS for a private letter ruling with respect to the Transaction, dated September 30, 2009 (and each of the supplements and exhibits thereto) (collectively, the “Ruling Request”); (v) the representation letters, dated the date hereof, addressed to us from BMS, ERS and MJN; (vi) drafts of the Ancillary Agreements; and (vii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that the Ancillary Agreements will be executed substantially in the form of the relevant drafts (as in existence as of the date hereof).

In rendering our opinion we have relied, with your consent, on the private letter ruling, dated November 13, 2009, issued by the IRS to BMS, relating to the Ruling Request. Our opinion assumes and is expressly conditioned on the initial and continuing effectiveness and validity of that private letter ruling and cannot be relied upon if that private letter ruling is revoked or amended in whole or in part in any material respect.

In rendering our opinion we have assumed, with your consent, that (i) all signatures are genuine, all natural persons are of legal capacity, all documents submitted to us are authentic originals, or if submitted as duplicates or certified or conformed copies that they faithfully reproduce the originals thereof; (ii) all such documents have been or will be duly executed to the extent required in the form presented to us; (iii) all representations and statements set forth in such documents are true, correct and complete as of the date hereof; (iv) any representation or statement qualified by belief, knowledge, materiality or any similar qualification is true, correct and complete without such qualification; (v) all events described in such documents that are expected, planned or intended to occur or not occur will in fact occur or not occur, as applicable, and all obligations imposed on any party by any such document have been or will be performed or satisfied in accordance with their terms; and (vi) the Transaction will be reported by BMS and MJN on their respective U.S. Federal income tax returns in a manner consistent with our opinion set forth below.

Our opinion is based on statutory, regulatory and judicial authority existing as of the date hereof, any of which may be changed at any time with retroactive effect. A change in applicable law may affect our opinion. In addition, our opinion is based solely on the documents that we have examined and the facts and assumptions set forth above. Any variation or difference in such documents or inaccuracies of such assumptions may affect our opinion. Our opinion cannot be relied upon if any of our assumptions are inaccurate in any material respect. We assume no responsibility to inform you of any subsequent changes in the matters stated or represented in the documents described above or assumed herein or in statutory, regulatory and judicial authority and interpretations thereof. Our opinion is not binding upon the IRS or the courts, and there is no assurance that the IRS or a court will not take a contrary position. We express our opinion only as to those matters specifically addressed in this letter, and no opinion has been expressed or should be inferred as to the tax consequences of the Transaction under any state, local or foreign laws or with respect to other areas of U.S. Federal taxation. We are members of the Bar of the State of New York, and we express no opinion as to any law other than the Federal law of the United States of America.

Based upon and subject to the foregoing and to the assumptions and limitations set forth herein and in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences”, and assuming that the Transaction is consummated as described in the Registration Statement, we are of opinion that the discussion under the caption “Material U.S. Federal Income Tax Consequences”, to the extent it describes matters of law and legal conclusions, is an accurate summary of the material U.S. Federal income tax consequences of the Transaction to BMS and holders of shares of BMS common stock.

We hereby consent to the filing of this opinion with the SEC as Exhibit 8.1 to the Registration Statement. We also consent to the references to our firm under the captions “Material U.S. Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC.

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To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. Federal tax advice contained in this document (including any attachment) is not intended or written by us to be used, and cannot be used, by you (or any other person) for the purposes of avoiding penalties under the Code or promoting, marketing or recommending to another party any transaction or matter addressed herein.

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Very truly yours,

/S/ CRAVATH, SWAINE & MOORE LLP
Cravath, Swaine & Moore LLP

Bristol-Myers Squibb Company

    345 Park Avenue

        New York, NY 10154-0037

            Attn: Gary Lewbel, Vice President, Taxes

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